UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

WRAP TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4620 Arville Street, Suite. E, Las Vegas, Nevada 89103
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 14, 2018, James Barnes, the Chief Financial Officer, Secretary and Treasurer of Wrap Technologies, Inc. (the “Company”), resigned from his position as a director on the Company’s Board of Directors. Mr. Barnes’ resignation as a director was not in connection with any disagreement regarding our operations, policies or practices, but rather in order to ensure that the majority of the members of the Company’s Board of Directors qualify as “independent directors,” pursuant to the standards established by the Securities and Exchange Commission and the Nasdaq Capital Market, with the goal of facilitating the Company’s previously announced application to list its common stock for trading on the Nasdaq Capital Market.

Mr. Barnes will continue to serve as the Company’s Chief Financial Officer, Secretary and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: November 19, 2018	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary